UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

1-08022	62-1051971
(Commission File No.)	(I.R.S. Employer
Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:
(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2011, the Compensation Committee approved and adopted a long-term incentive program (the “Program”). The Program seeks to motivate, reward and retain certain CSX employees (the “Participants”) over a three-year period. It is comprised of two separate components—Performance Grants and Restricted Stock Units (“RSUs”).

The Performance Grants were awarded under the CSX 2011-2013 Long Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit 10.1. Payouts of the Performance Grants will be based on the achievement of CSX’s pre-established Operating Ratio target for fiscal year 2013, and will be paid out, if at all, in the form of CSX common stock in early 2014. The Plan requires significant Operating Ratio improvement over the most recently completed fiscal year. Payouts for certain executive officers are subject to discretionary downward adjustment by up to 30% based upon the level of achievement on additional pre-established strategic goals. CSX’s Operating Ratio is defined as consolidated operating expenses divided by operating revenue and is calculated excluding non-recurring items. The Operating Ratio target that determines payouts may also vary based on the average cost of oil. The Performance Grants were awarded on May 3, 2011, and included the following specific awards to the named executive officers: Michael J. Ward — 59,785; Oscar Munoz —19,928; Clarence W. Gooden — 19,928; David A. Brown — 19,928; and Ellen M. Fitzsimmons — 14,946.

The RSUs were granted to the Participants on May 3, 2011, and included the following specific grants to the named executive officers: Michael J. Ward —19,928; Oscar Munoz — 6,643; Clarence W. Gooden — 6,643; David A. Brown — 6,643; and Ellen M. Fitzsimmons — 4,982. The RSUs vest on May 3, 2014 assuming the Participants’ completion of a three-year service period.

Amendment to Employment Agreement for David A. Brown

On May 5, 2011, Mr. Brown’s employment agreement (the “Agreement”) was amended to:  (i) reduce the amount he would receive under the Agreement upon severance from two times base salary to one times base salary; and (ii) preserve his pension coverage under the CSX final average pay formula in the event Mr. Brown’s employment agreement is discontinued prior to the end of his employment.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 1:	CSX’s Annual Meeting of Shareholders was held on Wednesday, May 4, 2011. The following thirteen persons were elected to the Board of Directors:

	For	Against	Abstain	Broker Non-Votes	Total
Donna M. Alvarado	266,834,701	1,159,703	378,439	40,389,740	308,762,583
John B. Breaux	266,632,924	1,305,147	434,772	40,389,740	308,762,583
Pamela L. Carter	266,929,184	1,026,737	416,922	40,389,740	308,762,583
Steven T. Halverson	266,657,320	1,228,093	487,430	40,389,740	308,762,583
Edward J. Kelly, III	266,594,004	1,375,151	403,688	40,389,740	308,762,583
Gilbert H. Lamphere	266,165,846	1,779,667	427,330	40,389,740	308,762,583
John D. McPherson	266,741,690	1,222,704	408,449	40,389,740	308,762,583
Timothy T. O’Toole	266,695,806	1,275,142	401,895	40,389,740	308,762,583
David M. Ratcliffe	266,728,837	1,226,198	417,808	40,389,740	308,762,583
Donald J. Shepard	266,636,771	1,222,168	513,904	40,389,740	308,762,583
Michael J. Ward	260,381,681	7,651,094	340,068	40,389,740	308,762,583
J.C. Watts, Jr.	266,425,908	1,547,813	399,122	40,389,740	308,762,583
J. Steven Whisler	266,725,187	1,237,380	410,276	40,389,740	308,762,583

Item 2:
Shareholders ratified the appointment of Ernst & Young LLP as CSX’s independent registered public accounting firm for 2011. Stockholders cast 303,375,467 votes for the appointment, 4,747,107 votes against the appointment and abstained from casting 640,009 votes on the appointment of the independent registered public accounting firm.

Item. 3:	Shareholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Total
261,691,361	5,118,474	1,563,008	40,389,740	308,762,583

Item 4:	Shareholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the votes set forth in the table below:

One Year	Two Year	Three Year	Abstain	Broker Non-Votes	Total
140,943,802	8,152,246	118,594,616	682,179	40,389,740	308,762,583

In accordance with the results of this advisory vote, the Board of Directors determined to implement an annual advisory vote on executive compensation.

No other matters were submitted for shareholder action.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits

The following exhibits are filed as a part of this Report.

Exhibit No.                      Description

     10.1                              CSX 2011-2013 Long-Term Incentive Plan.

     10.2                             Amendment to Employment Agreement with David A. Brown.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        CSX CORPORATION

          By: /s/ Carolyn T. Sizemore
              Carolyn T. Sizemore
                                                                                                                                                      Vice President and Controller
                                                       (Principal Accounting Officer)

       Date:  May 5, 2011